Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES FOURTH QUARTER 2020 RESULTS

– Total Production of $194.8 Million of Loan Commitments –

– Industry Leading Balance Sheet with $223.4 Million of Cash –

Seattle, WA – February 25, 2021 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed secured real estate finance company, today announced operating results for the quarter ended December 31, 2020.

Jeff Pyatt, President and Chief Executive Officer of Broadmark, commented, “We were pleased to conclude the year with another quarter of accelerating originations and risk reducing amendments, that reached over $190 million in total commitments. Within our current markets and beyond, we see ongoing opportunity to expand our reach and gain market share in the highly fragmented specialty residential lending industry. Our market fundamentals remain highly attractive, with sustained population inflows and present housing deficits leading to significant and growing demand for construction, which in turn drives demand for our loans. With our substantial liquidity and new revolving credit facility for cash management, we are well positioned to deploy our capital to meet that demand.”

“Despite the challenges of 2020, we believe we executed exceptionally well, supported by our best-in-class balance sheet, disciplined underwriting, and, most of all, the hard work and dedication of our team. We look forward to building on our success in 2021 and beyond, growing our reputation as a lender of choice and creating additional value for our stockholders,” Mr. Pyatt concluded.

Fourth Quarter 2020 Financial Highlights

◾	Total revenue of $32.5 million for the quarter ended December 31, 2020.
◾	GAAP net income attributable to common stockholders of $22.4 million, or $0.17 per diluted common share.
◾	Distributable earnings, a non-GAAP financial measure, of $26.2 million, or $0.20 per diluted common share.

Fourth Quarter 2020 Loan Portfolio Highlights

◾	New originations and amendments totaling $194.8 million, with a weighted average loan to value of 61.1%.
◾	Interest income of $25.3 million and fee income of $7.2 million.
◾	Total active loan portfolio of $1.2 billion across 12 states and the District of Columbia.

Full Year 2020 Financial Highlights

◾	Total revenue of $122.4 million for the full year ended December 31, 2020.
◾	Net income attributable to common stockholders of $90.2, or $0.68 per diluted common share.
◾	Distributable earnings of $99.6 million, or $0.75 per diluted common share.

Full Year 2020 Loan Portfolio Highlights

◾	New originations and amendments totaling $626.6 million, with a weighted average loan to value of 61.3%.
◾	Interest income of $93.9 million and fee income of $28.5 million.

Balance Sheet Activity and Liquidity

At December 31, 2020, the Company had cash and cash equivalents of $223.4 million and $356.0 million of unfunded loan commitments. The Company has no debt outstanding.

Revolving Credit Facility

The Company announced that it obtained a new $135 million secured revolving credit facility to optimize its cash management.  Additional details are available in a separate press release issued by the Company today.

Dividend

On January 11, 2021, the Company’s board of directors declared a cash dividend of $0.07 per common share payable on February 12, 2021 to stockholders of record as of January 29, 2021, and on February 16, 2021, the board of directors declared a cash dividend of $0.07 per common share payable on March 15, 2021 to stockholders of record as of February 26, 2021.

Loan Portfolio

As of December 31, 2020, a total of 25 loans were in contractual default, totaling $157.9 million in principal balance outstanding, which excludes four loans for which forbearance agreements were executed, totaling $38.5 million in principal outstanding. This represents a 10% decrease from September 30, 2020 as a result of the Company resolving four loans in contractual default and working with borrowers to bring three defaulted loans to current status during the quarter ended December 31, 2020.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Conference Call and Webcast Information

The Company will host a live conference call and webcast today at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.broadmark.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-877-300-8521

International: 1-412-317-6026

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 10152399

The playback can be accessed through March 11, 2021.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on the Company’s current beliefs, assumptions and expectations concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those that it has anticipated. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or within its control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from the Company’s forward-looking statements include, but are not limited to:

●	risks described in Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2021 and to be described in the “Risk Factors” and “Business” sections of the Company’s Annual Report on Form 10-K for the year ended December 31,2020;
●	the magnitude, duration and severity of the novel coronavirus (“COVID-19”) pandemic;

●	disruptions in the Company’s business operations, including construction lending activity, relating to COVID-19;
●	adverse impact of COVID-19 on the value of the Company’s goodwill established in its business combination consummated on November 14, 2019;
●	the impact of actions taken by governments, businesses, and individuals in response to COVID-19;
●	the current and future health and stability of the economy and residential housing market, including any extended slowdown in the real estate markets as a result of COVID-19;
●	changes in laws or regulations applicable to the Company’s business, employees, lending activities, including current and future laws, regulations and orders that limit the Company’s ability to operate in light of COVID-19;
●	defaults by borrowers in paying debt service on outstanding indebtedness;
●	the adequacy of collateral securing the Company’s loans and declines in the value of real estate property securing its loans;
●	availability of origination and acquisition opportunities acceptable to the Company;
●	potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
●	increased competition from entities engaged in construction lending activities;
●	general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
●	general and local commercial and residential real estate property conditions;
●	changes in federal government policies;
●	changes in federal, state and local governmental laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust;
●	the Company’s ability to pay, maintain or grow its dividend in the future;
●	changes in interest rates;
●	the availability of, and costs associated with, sources of liquidity;
●	the adequacy of the Company’s policies, procedures and systems for managing risk effectively;
●	the ability to manage future growth; and
●	changes in personnel and availability of qualified personnel.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Company uses its website and social media channels as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of the Company’s website at

http://ir.broadmark.com/resources/email-alerts. The contents of the Company’s website and social media channels are not, however, incorporated by reference into this press release.

About Broadmark Realty Capital

Broadmark Realty Capital Inc. (NYSE: BRMK) is an internally managed commercial real estate finance company that offers short-term, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development residential or commercial properties. Broadmark Realty Capital manages and services its loan portfolio across a variety of market conditions and economic cycles.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

Jason Chudoba

646-277-1249

BROADMARK REALTY CAPITAL INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$223,375	$238,214
Mortgage notes receivable, net	798,486	821,589
Interest and fees receivable, net	14,357	4,108
Investment in real property, net	8,473	5,837
Intangible assets, net	621	4,970
Goodwill	136,965	131,965
Other assets	5,042	2,046
Total assets	$1,187,319	$1,208,729

Liabilities and Equity
Accounts payable and accrued liabilities	$4,946	$8,415
Dividends payable	7,952	15,842
Total liabilities	$12,898	$24,257
Commitments and Contingencies (Note 10)
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2020 and 2019	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 132,532,383 and 132,015,635 shares issued and outstanding at December 31, 2020 and 2019, respectively	132	132
Additional Paid in Capital	1,213,987	1,209,120
Accumulated deficit	(39,698)	(24,780)
Total equity	1,174,421	1,184,472
Total liabilities and equity	$1,187,319	$1,208,729

BROADMARK REALTY CAPITAL INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	(unaudited)	(unaudited)	(unaudited)
	Successor	Combined	Successor	Successor	Predecessor
	Three Months	Three Months	Year Ended	Period from November 15,	Period from January 1,
	Ended December 31,	Ended December 31,	December 31,	2019 through December 31,	2019 through November 14,
	2020	2019 (3)	2020	2019	2019 (2)
Revenues
Interest income	$25,292	$26,069	$93,869	$13,207	$82,225
Fee income	7,245	3,978	28,489	2,767	32,785
Total Revenue	32,537	30,047	122,358	15,974	115,010
Other Income (Expense):
Change in fair value of optional subscription liabilities	398	(4,924)	5,492	(4,924)	—
Expenses
Impairment:
Provision for credit losses, net	998	565	6,722	—	3,342
Operating expenses:
Compensation and employee benefits	6,109	3,434	17,506	2,527	5,554
General and administrative	3,414	1,777	13,391	2,843	10,402
Transaction costs	—	26,156	—	367	25,789
Total Expenses	10,521	31,932	37,619	5,737	45,087
Income before income taxes	22,414	(6,809)	90,231	5,313	69,923
Income tax provision	—	—	—	—	—
Net income	$22,414	$(6,809)	$90,231	$5,313	$69,923
Earnings per common share: (1)
Basic	$0.17	$	$0.68	$0.04
Diluted	$0.17	$	$0.68	$0.04
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,537,228		132,209,495	132,111,329
Diluted	132,667,837		132,261,113	132,499,386

(1)	The Company determined that earnings per unit in the Predecessor periods would not be meaningful to the users of this filing, given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.
(2)	Predecessor periods are combined as disclosed in Note 1 to the unaudited condensed consolidated financial statements of Form 10-Q filed on November 9, 2020 with the SEC.
(3)	Three months ended December 31, 2019 are the combined presentation of the Predecessor Period of October 1 through November 14, 2019 and the Successor Period of the November 15 through December 31, 2019.

BROADMARK REALTY CAPITAL INC.

RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS

(in thousands, except for per share amounts)

Definition of Distributable Earnings

Beginning in the fourth quarter of 2020, and for all subsequent reporting periods ending on or after December 31, 2020, to more appropriately reflect the principal purpose of the measure, the Company has elected to present “distributable earnings”, a supplemental non-GAAP financial measure used by management to evaluate the Company’s performance. Distributable earnings replaces the Company’s prior presentation of “core earnings”. The Company defines distributable earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on the Company’s investments; (ii) unrealized gains or losses on the Company’s investments (including provision for credit losses); (iii) non-capitalized transaction-related expenses and first year public company transition expenses; (iv) non-cash stock-based compensation; (v) depreciation and amortization of the Company’s intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

During the year ended December 31, 2020, the Company recorded a $4.5 million increase in the CECL allowance through provision expense, which has been excluded from distributable earnings consistent with other unrealized gains (losses) pursuant to the Company’s policy for reporting core earnings. Unlike in its historic presentation of core earnings, the Company expects to recognize such potential credit losses in distributable earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid and an amount of principal outstanding is charged-off, or in the case of foreclosure, when the underlying asset is sold and the amount of proceeds is less than the principal outstanding at the time of foreclosure.

Management believes that the adjustments to compute “distributable earnings” specified above allow investors and analysts to readily identify and track the operating performance of the Company’s assets, assist in comparing the operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business. Distributable earnings excludes certain recurring items, such as unrealized gains and losses (including provision for credit losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s primary operations for the reasons described herein. As such, distributable earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

As a REIT, the Company is required to distribute at least 90% of its annual REIT taxable income and to pay tax at regular corporate rates to the extent that it annually distribute less than 100% of such taxable income. Given these requirements and it is believed that dividends are generally one of the principal reasons stockholders invest in its common stock, the Company generally intends to attempt to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable earnings is one of many factors considered by the Company’s board of directors in declaring dividends and, while not a direct measure of taxable income, over time, the measure can be considered a useful indicator of the Company’s dividends.

Distributable earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. The table below is a reconciliation of distributable earnings to the most directly comparable GAAP financial measure:

	(unaudited)	(unaudited)
	Three Months Ended	Year Ended
(dollars in thousands, except share and per share data)	December 31, 2020	December 31, 2020
Net income attributable to common stockholders	$22,414	$90,231
Adjustments for non-distributable earnings:
Stock-based compensation expense	1,073	4,867
First year public company transition expenses (1)	1,955	4,705
Non-capitalized transaction-related expenses	181	181
Change in fair value of optional subscription liabilities	(398)	(5,492)
Depreciation and amortization of intangible assets	124	(558)
Provision for credit losses, net	998	6,722
Total adjustments:	3,933	10,425
Distributable earnings prior to realized loss on investments	$26,347	$100,656

Realized credit losses (2)	(189)	(1,057)
Distributable earnings	$26,158	$99,599
Distributable earnings per diluted share of common stock prior to realized loss on investments	$0.20	$0.76
Distributable earnings per diluted share of common stock	$0.20	$0.75
Weighted-average number of shares of common stock outstanding, diluted	132,667,837	132,261,113

(1)	Expenses directly related to first year of public company reporting and compliance, primarily professional fees in connection with the design and implementation of internal controls and procedures under Section 404 of the Sarbanes-Oxley Act.
(2)	Represents credit losses recorded in the provision for credit losses and recognized in distributable earnings upon charge-off of principal at the time of loan repayment or upon sale of real property where proceeds received are less than the principal outstanding. This item was not recognized in the Company’s historic presentation of core earnings.